Exhibit 10.4

GLOBAL CUSTODY AGREEMENT

AGREEMENT, dated as of September 7th, 2011, by and between BNP Paribas Quantitative Strategies, LLC, as sponsor of the funds listed in Exhibit A, as amended or supplemented from time to time (each, a “Customer”, as further defined below), each a series trust under the BNP Paribas Exchange Traded Trust, severally and not jointly, and The Bank of New York Mellon (“Custodian”).

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1. “Authorized Person” shall be any person, whether or not an officer or employee of Customer, duly authorized by Customer to give Oral and/or Written Instructions with respect to one or more Accounts, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

2. “BNY Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Mellon Corporation.

3. “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

4. “Business Day” shall mean any day on which Custodian, Book-Entry System and relevant Depositories are open for business.

5. “Customer” shall mean each entity listed on Exhibit A attached hereto severally and not jointly. Where the context requires (e.g., for services provided), the word Customer shall include all of the entities listed on Exhibit A and, conversely, where the context requires (e.g., for liability provisions), the word Customer shall refer to each entity listed on Exhibit A severally and not jointly.

6. “Depository” shall include the Book-Entry System, the Depository Trust Company, Euroclear, Clearstream Banking S.A. and any other securities depository, book-entry system or clearing agency (and their respective successors and nominees) authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law and identified to Customer from time to time.

7. “Oral Instructions” shall mean instructions received verbally by Custodian.

8. “Securities” shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository, with a Subcustodian or on the books of the issuer).

9. “Subcustodian” shall mean a bank or other financial institution (other than a Depository) which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to Customer from time to time.

10. “Written Instructions” shall mean written communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.

ARTICLE II

APPOINTMENT OF CUSTODIAN; ACCOUNTS;

REPRESENTATIONS AND WARRANTIES

1. Customer hereby appoints Custodian as custodian of ail Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts (each account being separate and distinct with respect to each Customer) in which Custodian will hold Securities and cash as provided herein. Such accounts (each, an “Account”; collectively, the “Accounts”) shall be in the name of Customer.

2. Customer hereby represents, warrants and covenants, which shall be continuing and shall be deemed to be reaffirmed upon each Oral or Written Instruction given by Customer, that:

(a) Customer is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by Customer, constitutes a valid and legally binding obligation of Customer, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Customer prohibits Customer’s execution or performance of this Agreement; and

(c) Either Customer owns the Securities in the Accounts free and clear of all liens, claims, security interests and encumbrances (except those granted herein) or, if the Securities in an Account are owned beneficially by others, Customer has the right to pledge such Securities to the extent necessary to secure Customer’s obligations hereunder, free of any right of redemption or prior claim by the beneficial owner. Custodian’s security interest pursuant to Article V hereof shall be a first lien and security interest subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute), and Customer shall take any and all additional steps which are required to assure Custodian of such priority and status, including notifying third parties or obtaining their consent to, Custodian’s security interest;

(d) To the extent applicable or required by law, Customer or its agents, has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent Customer from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it;

(e) To the extent applicable or required by law, Customer or its agents, has verified the identity of each of its investors and documented the origin of the assets funding each investor’s account with Customer, and to the best of Customer’s knowledge, no investor has invested in Customer for money laundering or other illicit purposes; and

(f) Customer shall promptly notify Custodian in writing if any of the foregoing representations and warranties are no longer true.

ARTICLE III

CUSTODY AND RELATED SERVICES

1. (a) Subject to the terms hereof, Customer hereby authorizes Custodian to hold any Securities received by it from time to time for Customer’s account. Custodian shall be entitled to utilize Depositories and Subcustodians to the extent possible in connection with its performance hereunder. Securities and cash deposited by Custodian in a Depository will be held subject to the rules, terms and conditions of such Depository. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in central securities depositories or clearing agencies in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians will be held in a commingled account in the name of Custodian as custodian or trustee for its customers. Custodian shall identify on its books and records the Securities and cash belonging to Customer, whether held directly or indirectly through Depositories or Subcustodians and shall maintain separate and distinct for each Customer.

(b) Unless applicable law otherwise requires, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities or for funds advanced on behalf of Customer by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

2. Custodian shall furnish Customer with an advice of daily transactions and a monthly summary of all transfers to or from the Accounts. Customer may elect to receive advices, confirmations, reports or statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, Customer acknowledges that such transmissions are not encrypted and therefore are insecure. Customer further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Custodian shall not be responsible for any loss, damage or expense suffered or incurred by Customer or any person claiming by or through Customer as a result of the use of such methods provided Custodian has implemented and maintained usual and customary safeguards against such risks.

3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a) Receive all income and other payments and advise Customer as promptly as practicable of any such amounts due but not paid;

(b) Present for payment and receive the amount paid upon all Securities which may mature and advise Customer as promptly as practicable of any such amounts due but not paid;

(c) Forward to Customer all information or copies of documents that it may receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

(d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e) Hold directly or through a Depository or Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f) Endorse for collection checks, drafts or other negotiable instruments.

4. (a) Custodian shall notify Customer of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Custodian has received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Depository or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify Customer.

(b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by Customer, Customer shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive Customer’s Written Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may notify Customer). Absent Custodian’s timely receipt of such Written Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities provided Custodian has complied with its disclosure obligations set forth in Article III, Section 4(a) above.

5. All voting rights with respect to Securities, however registered, shall be exercised by Customer or its designee. For Securities issued in the United States, Custodian’s only duty shall be to mail to Customer any documents (including proxy statements, annual reports and signed proxies) received by Custodian relating to the exercise of such voting rights. With respect to Securities issued outside of the United States, Custodian’s only duty shall be to provide Customer with access to a provider of global proxy services at Customer’s request. The relevant Customer shall be responsible for all costs associated with its use of such services. Custodian will make available to Customer proxy voting services upon the request of, and for the jurisdictions selected by, Customer in accordance with terms and conditions to be mutually agreed upon by Custodian and Customer.

6. Custodian shall promptly advise Customer upon its notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian or Depository holds any such Securities in which Customer has an interest as part of a fungible mass, Custodian, such Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

8. Customer shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of Customer or any transaction related thereto. Customer shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Customer (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of Customer, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify Customer of the additional amount of cash (in the appropriate currency) required, and Customer shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Customer is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of Customer under any applicable law. Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from Customer all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by Customer to Custodian hereunder. Customer hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement.

9. (a) For the purpose of settling Securities and foreign exchange transactions, Customer shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in the currency of Customer’s home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency to settle the transaction. Custodian shall provide Customer with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from its Subcustodians and Depositories. Such funds shall be in the currency of Customer’s home jurisdiction or such other currency as Customer may specify to Custodian.

(b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels. Customer may issue standing Written Instructions with respect to foreign exchange transactions but Custodian may establish rules or limitations concerning any foreign exchange facility made available to Customer. Customer shall bear all risks of investing in Securities or holding cash denominated in a foreign currency. Without limiting the foregoing, Customer shall bear the risks that rules or procedures imposed by Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of Customer of Securities or cash held outside Customer’s jurisdiction or denominated in a currency other than its home jurisdiction or the conversion of cash from one currency into another currency. Custodian shall not be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither Custodian nor any Subcustodian shall be liable to Customer for any loss resulting from any of the foregoing events.

10. To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. Customer understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

11. As an accommodation to Customer, Custodian may provide consolidated recordkeeping services pursuant to which Custodian reflects on Account statements Securities not held in Custodian’s vault or for which Custodian or its nominee is not the registered owner (“Non-Custody Securities”), Non-Custody Securities shall be designated on Custodian’s books as “shares not held” or by other similar characterization. Customer acknowledges and agrees that it shall have no security entitlement against Custodian with respect to Non-Custody Securities, that Custodian shall rely, without independent verification, on information provided by Customer regarding Non-Custody Securities (including but not limited to positions and market valuations) and that Custodian shall have no responsibility whatsoever with respect to Non-Custody Securities or the accuracy of any information maintained on Custodian’s books or set forth on account statements concerning Non-Custody Securities.

12. From time to time Custodian may make available to Customer or its agent(s) certain computer programs, products, services, reports or information (including, without limitation, information obtained by Custodian from third parties and information reflecting Custodian’s input, evaluation and interpretation (collectively, “Tools”). Tools may allow Customer or its agent(s) to perform certain analytic, accounting, compliance, reconciliation and other functions with respect to the Account By way of example, Tools may assist Customer or its agent(s) in analyzing the performance of investment managers appointed by Customer, determining on a post-trade basis whether transactions for the Account comply with Customer’s investment guidelines, evaluating assets at risk, and performing account reconciliations. Tools may be used only for Customer’s internal purposes, and may not be resold, redistributed or otherwise made available to third parties. Tools are the sole and exclusive property of Custodian and its suppliers. Customer may not reverse engineer or decompile any computer programs provided by the Custodian comprising, or provided as a part of, any Tools. Information supplied by third parties may be incorrect or incomplete, and any information, reports, analytics or other services supplied by Custodian that rely on information from third parties may also be incorrect or incomplete. All Tools are provided “AS IS”, whether or not they are modified to meet specific needs of Customer and regardless of whether Custodian is compensated by Customer for providing such Tools. CUSTODIAN DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TOOLS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, CUSTODIAN AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY LOSS, COST, EXPENSE, DAMAGE, LIABILITY OR CLAIM SUFFERED OR INCURRED BY CUSTOMER, ITS AGENT(S) OR ANY OTHER PERSON AS A RESULT OF USE OF, INABILITY TO USE, OR RELIANCE UPON ANY TOOLS.

13. With respect to Securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires Custodian to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s Securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the Securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Custodian. Under the Act, Customer is either the “beneficial owner” or a “respondent bank.”

[ ]	Customer is the “beneficial owner,” as defined in the Act, of the Securities to be held by Custodian hereunder.

[ ]	Customer is not the beneficial owner of the Securities to be held by Custodian, but is acting as a “respondent bank,” as defined in the Act, with respect to the Securities to be held by Custodian hereunder.

IF NO BOX IS CHECKED, CUSTODIAN SHALL ASSUME THAT CUSTOMER IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the Securities only:

[ ]	Customer objects

[ ]	Customer does not object

to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Customer.

IF NO BOX IS CHECKED, CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM CUSTOMER.

With respect to Securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the Securities are located.

ARTICLE IV

PURCHASE, SALE AND REDEMPTION OF SECURITIES;

CREDITS TO ACCOUNT

1. Promptly after each purchase or sale of Securities by Customer, an Authorized Person shall deliver to Custodian Written Instructions specifying all information necessary for Custodian to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

2. Customer understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Customer assumes full responsibility for all credit risks involved in connection with Custodian’s delivery of Securities pursuant to instructions of Customer.

3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with Customer, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian’s actual receipt of Final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE V

OVERDRAFTS OR INDEBTEDNESS

1. If Custodian in its sole discretion advances funds in any currency hereunder or there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Customer is for any other reason indebted to Custodian, Customer agrees to repay Custodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Custodian to its institutional custody customers in the relevant currency.

2. In order to secure repayment of Customer’s obligations to Custodian hereunder, Customer hereby pledges and grants to Custodian a continuing lien and security interest in, and right of set-off against, all of Customer’s right, title and interest in and to the Accounts and the Securities, money and other property now or hereafter held in the Accounts (including proceeds thereof), and any other property at any time held by it for the account of each respective Customer listed on Exhibit A. In this regard, Custodian shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect.

ARTICLE VI

CONCERNING CUSTODIAN

1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against Customer, except those Losses arising out of the negligence or willful misconduct of Custodian. Custodian shall have no liability whatsoever for the action or inaction of any Depository or issuer of Securities. Subject to Section 1(b) below, Custodian’s responsibility with respect to any Securities or cash held by a Subcustodian is limited to the failure on the part of Custodian to exercise reasonable care in the selection or retention of such Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any Losses incurred by Customer as a result of the acts or the failure to act by any Subcustodian (other than a BNY Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian’s sole responsibility and liability to Customer shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian). In no event shall Custodian be liable to Customer or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

(b) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

(c) Customer agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by Customer; provided however, that Customer shall not indemnify Custodian for those Losses arising out of Custodian’s negligence or willful misconduct. This indemnity shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement.

2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for, any losses incurred by Customer or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market.

3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

6. Customer shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian’s standard rates for such services as may be applicable. Customer shall reimburse Custodian for all costs associated with the conversion of Customer’s Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. Customer shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.

7. Custodian has the right to debit any cash account for any amount payable by Customer in connection with any and all obligations of Customer to Custodian, whether or not relating to or arising under this Agreement. In addition to the rights of Custodian under applicable law and other agreements, at any time when Customer shall not have honored any and all of its obligations to Custodian, Custodian shall have the right without notice to Customer to retain or set-off, against such obligations of Customer, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of Customer, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to Customer in any currency. Any such asset of, or obligation to, Customer may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

8. (a) Subject to the terms below, Custodian shall be entitled to rely upon any Written or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be duly authorized and delivered. Customer agrees that an Authorized Person shall forward to Custodian Written Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian, Customer agrees that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian.

(b) If Custodian receives Written Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Customer understands and agrees that Custodian cannot determine the identity of the actual sender of such Written Instructions and that Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Customer shall be responsible for ensuring that only Authorized Persons transmit such Written Instructions to Custodian and that all Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

(c) Customer acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Custodian and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by Customer. Customer agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(d) If Customer elects to transmit Written Instructions through an on-line communication system offered by Custodian, Customer’s use thereof shall be subject, once executed, to the Terms and Conditions attached hereto as Appendix I. If Customer elects (with Custodian’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, Customer agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

9. Upon reasonable request and provided Custodian shall suffer no significant disruption of its normal activities, Customer shall have access to Custodian’s books and records relating to the Accounts during Custodian’s normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Customer at Customer’s expense.

10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect.

11. Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that Custodian shall use its best efforts to resume performance as soon as practicable under the circumstances.

12. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

ARTICLE VII

TERMINATION

Each Customer, independently, and the Custodian, may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice, Upon termination hereof, the notifying Customer shall pay to Custodian such compensation as may be due to Custodian, and shall likewise reimburse Custodian for other amounts payable or reimbursable to Custodian hereunder. Custodian shall follow such reasonable Oral or Written Instructions concerning the transfer of custody of records, Securities and other items as the Customer shall give; provided, that (a) Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any Securities or cash remain in any Account, Custodian may deliver to the Customer such Securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement. Termination of this Agreement by any individual Customer shall not constitute termination by any other Customer unless separate notice is given.

ARTICLE VIII

GENERAL LIMITATION OF LIABILITY

1. Notwithstanding anything to the contrary provided herein, the Custodian agrees that the liabilities of each Customer shall be limited such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing and relating to this Agreement with respect to a particular Customer shall be enforceable against the assets of that particular Customer only, and not against the assets of any other Customer and that they have executed one instrument for convenience only.

2. It is expressly acknowledged and agreed that the obligations of each Customer hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of such Customer, personally. This Agreement has been duly authorized, executed and delivered by each Customer and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

ARTICLE IX

MISCELLANEOUS

1. Customer agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Oral Instructions and Written Instructions of such present Authorized Persons.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at Attn. Beth Stubenrauch, One Wall Street, New York, New York 10286 or at such other place as Custodian may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Customer shall be sufficiently given if addressed to Customer and received by it at its offices at Attn: Andy Yeo, 787 Seventh Ave, New York, NY 10019 or at such other place as Customer may from time to time designate in writing.

4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected thereby.

This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by any Customer, independently, or the Custodian without the written consent of the other.

6. (a) This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Customer and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, “New York in connection with any dispute arising hereunder. Customer hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Customer and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

(b) The parties hereto agree that the establishment and maintenance of the Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the State of New York.

7. The parties hereto agree that in performing hereunder, Custodian is acting solely on behalf of Customer and no contractual or service relationship shall be deemed to be established hereby between Custodian and any other person.

8. Customer hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify Customer. Accordingly, prior to opening an Account hereunder Custodian will ask Customer to provide certain information including, but not limited to, Customer’s name, physical address, tax identification number and other information that will help Custodian to identify and verify Customer’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Customer agrees that Custodian cannot open an Account hereunder unless and until the Custodian verifies the Customer’s identity in accordance with its CIP.

9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, Customer and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

BNP PARIBAS QUANTITATIVE STRATEGIES, LLC, Sponsor of each Customer listed on Exhibit A

By:	/s/ M. Andrews Yeo
Name:	M. Andrews Yeo
Title:	President

THE BANK OF NEW YORK MELLON

By:	/s/ Andrew Pfeifer
Title:	Vice President

EXHIBIT A

BNP Paribas S&P Dynamic Roll Global Commodities Fund

BNP Paribas Enhanced Volatility Fund

I, Andrew Alter, of BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company and the sole managing owner (the “Managing Owner”) of the series of funds listed in Exhibit A of that certain Fund Administration and Account Agreement (each, a “Fund”), in my capacity as Secretary of the Managing Owner and not in my individual capacity, do hereby certify that:

The following individuals serve in the following positions with the Managing Owner, and each has been duly elected or appointed by the Managing Owner to each such position and qualified therefore in conformity with each Fund’s Declaration of Trust, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of each Fund to BNY.

Name	Position	Specimen Signature

M. Andrews Yeo	President	/s/ M. Andrews Yeo

George L. Parry	Chief Financial Officer	/s/ George L. Parry

IN WITNESS WHEREOF, I have hereunto set my hand as of the date set forth below:

By:	/s/ Andrew Alter
Andrew Alter
Secretary

Dated: September 7, 2011

APPENDIX I

ELECTRONIC ACCESS TERMS AND CONDITIONS

(as of SEPT. 7TH, 2011)

The use of Workbench Services and INFORM Services are governed by and subject to these Electronic Access Terms and Conditions (“EATCs”).

Definitions

“Affiliate” shall mean any company which, directly or indirectly, controls, is controlled by or is under common control with another company (where a holding of at least thirty percent (30%) of the voting stock will be deemed to grant control), and the words “controls” and “controlled” will be construed accordingly.

“Authorized User” shall mean (a) employees of the Client; and (b) other persons designated by Client (subject to BNYM’s approval).

“BNYM Web Sites” shall mean the components of the Electronic Delivery Mechanism consisting of the Internet web sites hosted by BNYM on the world wide web and the Proprietary Software through which Proprietary Information or Client Data is accessed: (1) Workbench services – http://www.workbench.bnymellon.com and (2) INFORM services – https://inform.bankofny.com or http://ii.bnyinform.com.

“Commands” shall mean directions given via computer, including but not limited to keystrokes and mouse clicks.

“Client” shall mean, collectively, the Client and any of Client’s Affiliates identified in the EASA.

“Client Data” shall mean Client’s portfolio information that is unique to Client’s portfolio (such as number of shares and which holdings) and provided or accessed through the Electronic Delivery Mechanism, provided that Client Data will not be construed to include Proprietary Information.

“Data Terms Web Site” shall mean the set of terms and conditions (as may be amended by BNYM from time to time without notice to Client) available at http://www.bnymellon.com/products/assetservicing/vendoragreement.pdf or such other location as BNYM shall notify the Client in writing.

“EASA” shall mean a written Electronic Access Services Agreement executed between BNYM and Client, which incorporates these EATCs by reference.

“Information” shall encompass any software, text, graphics, files, scripts or other content or materials, any database and any proprietary data, processes, information and documentation made available to Client by BNYM.

“Information Provider” shall mean any third party source, excluding a Third Party Service Provider, from which Proprietary Information may have been gathered.

“Proprietary Information” shall mean Information provided or available through the Electronic Delivery Mechanism in which BNYM, its Affiliates or Information Providers have a proprietary interest, including without limitation the following: (i) security identifiers (e.g. CUSIPS and SEDOLS), (ii) ratings (e.g. S&P, Moody’s, Fitch), (iii) classifications data (e.g. GICS, ICB, Russell, Lehman, Merrill Lynch, Topix), (iv) index data; and (v) other data identified to a proprietary source or data in an ancillary service covered by an addendum to the EASA.

“Proprietary Software” shall mean the component of the Electronic Delivery Mechanism that consists of proprietary software owned by BNYM and its Affiliates through which Client and Authorized Users may access Proprietary Information or Client Data.

“Third Party Service Provider” shall mean any other party (excluding an Information Provider) that provides services to BNYM and its Affiliates in relation to the Electronic Delivery Mechanism.

Services

(a) BNYM will provide the Electronic Delivery Mechanism to Client and its Affiliates through Client’s Authorized Users via the BNYM Web Sites. Client and Authorized Users will gain access to and may be able to configure and download Proprietary Information and Client Data, all through the Electronic Delivery Mechanism by issuing Commands through Proprietary Software or the BNYM Web Sites, subject to the terms of the EASA.

(b) BNYM retains the discretion and authority to add, delete or revise in whole or in part the Electronic Delivery Mechanism offered to the Client and to modify the BNYM Web Sites and the Proprietary Software from time to time. BNYM will provide reasonable prior notice of such modifications, which notice may be provided via the BNYM Web Sites. If reasonably possible under the circumstances, BNYM shall endeavor to provide such notice at least 5 days prior to the date on which such modifications shall take effect. Client may, at its option and discretion, terminate the EASA if it is not satisfied with the substantial addition, deletion or revision of the Electronic Delivery Mechanism;

(c) BNYM may review or retain records of Client’s or Authorized User’s Commands for any applicable legal or regulatory requirement and, among other reasons, for monitoring the quality of service Client receives, Client’s compliance with the EASA and the security of the Information.

License/Proprietary Rights

(a) The BNYM Web Sites, Electronic Delivery Mechanism, Proprietary Software and Proprietary Information are proprietary to BNYM, its licensors, Information Providers or Third Party Service Providers. Client shall cooperate with reasonable written requests from BNYM to protect BNYM’s, BNYM’s licensors’, Information Providers’ and/or Third Party Service Providers’ respective rights in the BNYM Web Sites, Electronic Access, Proprietary Software or Proprietary Information. Nothing in the EASA shall be construed as giving Client and Authorized Users any license or right to use any of BNYM’s, BNYM’s licensors’, Information Providers’ and/or Third Party Service Providers’ trademarks, logos and/or service marks. BNYM represents and warrants that it has and will have all rights, titles, licenses, permissions, and approvals necessary to perform its obligations under this Agreement, to provide the BNYM Web Sites, Electronic Delivery Mechanism, Proprietary Software and Proprietary Information to Client as contemplated by the EASA and to grant Client the rights specified hereunder.

(b) Proprietary Software License

To the extent Client and Authorized Users receive Proprietary Software hereunder, BNYM hereby grants Client and such Authorized Users a limited, non-exclusive, non-transferable license for the term of the EASA to install such Proprietary Software on Client’s internal computer system only and to use such Proprietary Software solely in connection with the Electronic Delivery Mechanism. This license shall continue through the earlier of (i) BNYM’s termination of the license for such software, as may be permitted herein; or (ii) the termination of the EASA. To the extent such internal computer system is accessible to networks beyond the control of Client, such as without limitation the Internet, Client shall take commercially reasonable measures to protect from unauthorized access the computers on which the Proprietary Software is installed.

(2) Client and Authorized Users shall have no rights in or to Proprietary Software, or any copies thereof, except for the right to use Proprietary Software as specifically set forth in the EASA. Title and ownership rights to Proprietary Software (including, copyright and trade secret property rights inherent in and appurtenant thereto) shall remain with BNYM or any third party owner. Client may make copies of the Proprietary Software for backup purposes only, provided all copyright and other proprietary information included in the original copy of the Proprietary Software are reproduced in or on such backup copies. Client and Authorized Users shall not: (i) except as provided above, make additional copies of Proprietary Software; (ii) disclose Proprietary Software to, or allow Proprietary Software to be used by or for the benefit of, any third party; (iii) modify Proprietary Software and/or merge Proprietary Software with another software program; (iv) alter, decompile, disassemble, reverse engineer or otherwise modify Proprietary Software; and (v) remove any copyright or proprietary’ rights notices or legends placed upon or within Proprietary Software. Client agrees, on behalf of itself and Authorized Users, not to use the Proprietary Software for any other purpose, including without limitation, use in a time share or service bureau arrangement. Client shall be responsible for the consequences of any misuse of, or unauthorized use of or access to, Proprietary Software by Client’s Authorized Users.

(c) Proprietary Information

(1) Proprietary Information provided hereunder may be subject to certain additional provisions or restrictions in licenses BNYM and/or its Affiliates have with Information Providers or such Information Providers may require Client to agree to certain terms and conditions. Such additional provisions, restrictions and requirements are shown on the Data Terms Web Site. Terms on the Data Terms Web Site may be revised periodically with concurrent notice to the Client, which notice may be provided via the BNYM Web Sites. Use of the Electronic Delivery Mechanism, and continued use of the Electronic Delivery Mechanism following revision of any terms on the Data Terms Web Site, constitutes Client’s acceptance of and agreement to the then-current terms shown on the Data Terms Web Site.

(2) Client’s use of the Proprietary Information may require Client to enter into additional contracts directly with Information Providers or other Third Party Service Providers, In the event that Client’s rights under its agreement with any such provider conflict with the terms of the EASA, the terms of Client’s provider agreement shall prevail.

(3) Except to the extent Client is permitted otherwise pursuant to its own licenses with applicable Information Providers, Client agrees that the Proprietary Information shall be solely for its internal use. As used herein, Client’s “internal use” may include Client making available such Proprietary Information to its Affiliates or third party professional advisors provided such advisors are legally obligated to treat such Proprietary Information in a confidential manner and legally prohibited from using such Proprietary Information in any manner other than in support of its services to Client. Client also agrees not to, and to cause Authorized Users and third party professional advisors, not to (i) reproduce or repackage, retransmit, disseminate, sell, distribute, publish, broadcast, or circulate to third parties not covered by “internal use” or otherwise commercially exploit Proprietary Information, (ii) identify and extract Proprietary Information from the Electronic Delivery Mechanism independent of any Client Data, (iii) use Proprietary Information in any Client or third party software application except to the extent formally approved by BNYM in writing, or (iv) use Proprietary Information in an environment shared by the Client and third parties, in each case without the express written consent of BNYM and without first obtaining any licenses needed from the relevant Information Provider(s). The foregoing shall not be construed to permit Client to allow any third party professional advisor to have direct access to the Electronic Delivery Mechanism through the use of a user id and password issued to Client. In the event Client requires any such professional advisor to have such direct access, Client shall notify BNYM in writing and BNYM will have the right to require such third party professional advisor to execute a separate EASA.

(d) All rights not specifically granted to Client hereunder are reserved by BNYM, its Licensors, Information Providers and/or Third Party Service Providers.

(e) The provisions of this License/Proprietary Rights Section shall survive the termination of the EASA between the Client and BNYM.

Reliance on Commands/Security

(a) Client shall furnish BNYM with a written list of the names, and the extent of authority or level of access of, Client’s proposed Authorized Users. Upon BNYM’s approval (which approval shall not be unreasonably withheld), BNYM shall send to Client a user-id for each Authorized User and, where appropriate, a secure identification device for each Authorized User.

As an alternative to the foregoing, Client may identify in a writing to BNYM the employee(s) at Client (“Client Electronic Access Administrator(s)”) who will have the ability to administer access, including the requesting and revoking of user ids, to the Electronic Delivery Mechanism for Authorized Users as described herein. The Client Electronic Access Administrators will be provided with a level of access that will give them the ability to request the issuance of user IDs for Authorized Users electronically by entering Authorized User information into the web site along with the extent of authority or level of access of such Authorized Users. Client will be solely responsible for the Client Electronic Access Administrator’s actions and for protecting such Client Electronic Access Administrator’s user ids and passwords. Client will not, through a Client Electronic Access Administrator, request a user ID for anyone other than a permanent employee of Client, and Client will be responsible for ensuring that its Client Electronic Access Administrators understand that they are not to request user ids for individuals other than permanent Client employees. Any request for a user id for an individual that is not a permanent Client employee shall be addressed to BNYM through Client’s Client Services Officer.

The Client will be responsible for providing the user-ids, and as appropriate secure identification devices, received from BNYM for each Authorized User to the Authorized Users.

Client shall ensure that an Authorized User returns the secure identification device following the termination of that user’s authorization to access the Electronic Delivery Mechanism. Client shall return the secure identification devices of all of the users immediately upon termination of the EASA. Client shall be responsible for immediately notifying BNYM in writing in the event of the change in status of any Client Electronic Access Administrator that would cause such individual to no longer need access to the functionality that allows for the requesting of user ids for Authorized Users or the revocation or disabling of such user ids.

BNYM shall be authorized and entitled to rely on, and shall be fully protected in acting upon, any Commands associated with a user id issued to an Authorized User, until such time as notified in writing by Client (and after passage of a reasonable time for BNYM to act upon such notice) of the change in status of an Authorized User. Notwithstanding the foregoing, if Client requested a Client Electronic Access Administrator to have authority to request user ids electronically, Client will be solely responsible for revoking the authorization granted to any Authorized User upon Client’s determination that the authorization is no longer necessary for such Authorized User’s job duties or the Authorized User has left Client’s employ or for any other reason.

(b) Browser software compatibility is published on the BNYM Web Sites, and may be updated from time to time by BNYM with such advance notice to Client as may be possible under the circumstances (but in no event less than concurrent notice), which notice may be provided via the BNYM Web Sites. With the exception of Proprietary Software and browser software listed on the BNYM Web Sites or other applications formally approved by BNYM in writing, Client agrees not to use, and agrees to require each Authorized User not to use, any software, program, application or any other device to access or log on to BNYM’s computer systems or the BNYM Web Sites. Except to the extent formally approved in writing by BNYM, Client agrees not to, and agrees to require each Authorized User not to, automate the process of obtaining, downloading, transferring or transmitting any Proprietary Information or Client Data.

Client Responsibilities and Obligations

(a) Client is responsible for having and maintaining, and for ensuring that each Authorized User has and maintains, all hardware, equipment and software (other than the Proprietary Software) necessary to access and use the Electronic Delivery Mechanism. Client shall accept and properly install any updates or modification to any software forming part of the Electronic Delivery Mechanism that BNYM considers necessary, and shall cause its Authorized Users do the same.

(b) The Client shall maintain the confidentiality of the Authorized Users’ BNYM-assigned user-ids and passwords and the security of any secure identification devices. The Client is responsible for all Commands processed through the BNYM Web Sites through and under, and the use of, the Authorized Users’ user-ids and passwords (except to the extent arising out of the acts of BNYM). The Client will notify BNYM immediately if it becomes aware of any loss or theft of any Authorized Users’ user-ids, passwords or secure identification devices, or of any unauthorized use of any Authorized Users’ user-ids, passwords or secure identification devices or of the Electronic Delivery Mechanism, Proprietary Information or Client Data.

(c) The Client (and its Authorized Users, as appropriate) shall:

(1)	Use the Electronic Delivery Mechanism only within the scope of the EASA and shall not permit the use of the Electronic Delivery Mechanism by any third party that is not an Authorized User.

(2)	Not use any Command or other feature of the BNYM Web Sites for any purpose that is unlawful.

(3)	Keep all information contained in the Client’s profile up-to-date.

(4)	Not upload or post to the BNYM Web Sites any material protected by copyright or any other intellectual property right (as well as rights of publicity and privacy) without first obtaining the permission of the owner of such rights.

(5)	Not unlawfully export or re-export, directly or indirectly, any part of the Electronic Delivery Mechanism in contravention of applicable law.

(d) Access to third party Web Sites linked to or referenced in the BNYM web sites is at the Client’s or each Authorized User’s sole discretion. BNYM is not responsible for third party Web Sites that collect information from parties who visit their web sites through links on the BNYM Web Sites.

Confidentiality

(a) The Electronic Delivery Mechanism (including without limitation the design, programming techniques, algorithms and codes contained within the Electronic Delivery Mechanism) and Proprietary Information are confidential property of BNYM, its licensors or the Information Providers or Third Party Service Providers, and, for purposes hereof, shall be deemed the confidential property of BNYM (“BNYM Confidential Property”).

(b) Client and its Authorized Users shall not disclose or make unauthorized use (i.e., a use not permitted under the EASA or a separate agreement between the Client and an Information Provider or Third Party Service Provider) of the BNYM Confidential Property. Client will take reasonable care to protect BNYM Confidential Property from examination by anyone except for its employees who have a need to know or as otherwise permitted under the EASA. Client shall be responsible for the consequences of any misuse of, or unauthorized use of or access to, any BNYM Confidential Property by the Client’s Authorized Users.

(c) BNYM agrees to hold in confidence and not disclose Client Data except to the extent (a) any portion thereof was in the possession of BNYM prior to receipt thereof by BNYM under this Agreement and not subject to an agreement of confidentiality, (b) such Client Data was at the time of receipt by BNYM, in the public domain, (c) subsequent to receipt by BNYM such Client Data becomes available in the public domain through no fault of BNYM, (d) disclosure or release is required by law or otherwise compelled by judicial or administrative process, (e) disclosure of Client Data is required to be made to regulatory or self-regulatory authorities having authority to regulate any aspect of BNYM’s business in connection with the exercise of such authority (including, without limitation, the Board of Governors of the Federal Reserve System), (f) disclosure is made to BNYM’s officers, employees, directors, agents, counsel, or auditors having a need to know such information and who have been informed of the requirements of this Section and have agreed to be bound thereby, (g) disclosure is made in accordance with the written consent of the party disclosing such information to BNYM, or (h) the name, address, securities position and other information of Client are required to be disclosed by the rules of any stock exchange, book-entry system, securities depository or clearing corporation or the terms of the organizational documents of the issuer of any security or the terms of any security itself. Client grants BNYM a non-exclusive license to use, store and disclose transactional data received through the Electronic Delivery Mechanism or to use such data and information without attribution, in compilations of blind or aggregated data in the ordinary course of operation of the Electronic Delivery Mechanism, Notwithstanding anything herein to the contrary, BNYM may disclose Client as a customer of BNYM.

(d) The obligations in this section shall not restrict any disclosure by Client pursuant to any applicable law, or by order of any court or government agency.

Limited Warranty/Exclusion of Other Warranties

(a) BNYM represents and warrants that it has the full right and authority to enter into the EASA and to provide the Electronic Delivery Mechanism under its terms.

(b) Except as otherwise provided under (c) below, Proprietary Information and Client Data provided through the Electronic Delivery Mechanism are provided on an “AS-IS” basis and Client accepts the entire risk as to how and for what purposes Client and Authorized Users use such Proprietary Information and Client Data. Neither BNYM, the Information Providers nor the Third Party Service Providers shall have any liability, contingent or otherwise, under the EASA for the accuracy, completeness, timeliness or correct sequencing of Proprietary Information or Client Data. Client acknowledges that (i) Client Data provided through the Electronic Delivery Mechanism is subject to change because (x) such Client Data is generally updated as of the prior business day’s close of business, and (y) as is customary in securities trading transactions, is subject to adjustment and correction and (ii) Proprietary Information and Client Data provided through the Electronic Delivery Mechanism are not reconciled on a real-time basis and are provided via the Electronic Delivery Mechanism without any independent investigation by BNYM.

(c) Notwithstanding Section (b) above, nothing in the EASA shall limit Client’s rights and remedies under any other written agreement between Client and BNYM or and affiliate of BNYM with respect to Client Data provided by BNYM to Client pursuant to such written agreement through Electronic Services. However, for the avoidance of doubt, nothing under this Section (c) shall create any separate basis of liability on the part of BNYM or its affiliates to Client because such Client Data is accessed or received by Client through Electronic Access.

(d) EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN THE EASA, THERE IS NO WARRANTY OF MERCHANTABILITY, NO WARRANTY OF FITNESS FOR A PARTICULAR USE AND NO WARRANTY OF QUALITY. THERE IS NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, REGARDING THE PROPRIETARY INFORMATION OR CLIENT DATA. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN CLAUSE (a) OF THIS SECTION, THERE IS NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, REGARDING THE ELECTRONIC DELIVERY MECHANISM.

Indemnification

(a) BNYM shall indemnify, protect and hold Client harmless from and against all losses, liabilities, judgments, suits, actions, proceedings, claims, damages and costs, including reasonable legal fees and expenses, resulting from or arising out of a claim that the Proprietary Software or BNYM Web Sites infringe upon a third party patent, copyright, or trade secret, provided that Client (i) notifies BNYM promptly of any such action or claim (except that the failure to so notify BNYM shall not limit BNYM’s obligations hereunder except to the extent that such failure materially prejudices BNYM); (ii) grants BNYM full and exclusive authority to defend, compromise or settle such claim or action with such compromise or settlement being subject to Client’s approval which shall not be unreasonably withheld; and (iii) provides BNYM all assistance reasonably necessary to so defend, compromise or settle. The foregoing obligations shall not apply, however, to any claim or action arising from (i) Client or Authorized User’s use of the Proprietary Software or BNYM Web Sites in a manner not authorized by the EASA; or (ii) Client or Authorized User’s use of the Proprietary Software or BNYM Web Sites in combination with other software or services not supplied by BNYM where such use alone would not be infringing.

(b) In addition to BNYM’s indemnification obligations set forth in paragraph (a) above, in the event that the Proprietary Software or BNYM Web Sites are found to infringe upon a third party patent, copyright, trade secret, or other proprietary right, or in BNYM’s opinion the Proprietary Software or BNYM Web Sites are likely to be found to so infringe, BNYM may, at its sole option, (i) procure for Client the right to continue using the Proprietary Software or BNYM Web Sites; (ii) replace the Proprietary Software or BNYM Web Sites with substantially similar software or services that are non-infringing, provided, however, the Client may, at its option and discretion, terminate the EASA if the Client is not satisfied with the replacement Proprietary Software or BNYM Web Sites; or (iii) terminate the EASA and refund to Client any pre-paid charges specifically relating to the Proprietary Software or BNYM Web Sites, if any.

(c) THE FOREGOING PARAGRAPHS (a) AND (b) OF THIS SECTION STATE BNYM’S SOLE OBLIGATION, AND CLIENT’S SOLE REMEDY, WITH RESPECT TO ANY CLAIM OF INFRINGEMENT REGARDING THE PROPRIETARY SOFTWARE OR BNYM WEB SITES.

(d) Except to the extent prohibited by applicable law, Client shall indemnify, protect and hold BNYM harmless from and against all losses, liabilities, judgments, suits, actions, proceedings, claims, damages and costs, including reasonable legal fees and expenses, resulting from or arising out of (i) any breach by Client or any Authorized User of any term in the EASA and (ii) any person obtaining access to the Electronic Delivery Mechanism through Client or any Authorized User or through use of the Client’s or Authorized User’s password, user-id or secure identification device, whether or not Client authorized such access (except to the extent of any unauthorized access that results from the gross negligence or willful misconduct of BNYM).

Limitation of Liability

(a) EXCEPT FOR BNYM’S INDEMNIFICATION OBLIGATIONS SET FORTH IN CLAUSE (a) OF THE SECTION OF THESE EATCs ENTITLED “INDEMNIFICATION”, IN NO EVENT WILL BNYM, ITS LICENSORS, THE INFORMATION PROVIDERS OR THE THIRD PARTY SERVICE PROVIDERS BE LIABLE TO THE CLIENT, ANY AUTHORIZED USER OR ANYONE ELSE FOR ANY CONSEQUENTIAL, RELIANCE, EXEMPLARY, INCIDENTAL, SPECIAL, COMPENSATORY, ECONOMIC, PUNITIVE OR INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS. LOSSES AND DAMAGES THAT RESULT FROM THE EASA OR THE USE OF OR INABILITY TO USE THE ELECTRONIC DELIVERY MECHANISM OR PROPRIETARY INFORMATION OR CLIENT DATA), EVEN IF BNYM, ITS LICENSORS, THE INFORMATION PROVIDERS OR THE THIRD PARTY SERVICE PROVIDERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

(b) None of BNYM, its licensors, the Information Providers or the Third Party Service Providers shall be liable under the EASA if they are prevented from or delayed in performing their obligations, or for any loss resulting from a cause that is beyond the reasonable control of that entity.

(c) BNYM makes no guarantee that the Electronic Delivery Mechanism and Proprietary Information are virus-free; however, BNYM will make commercially reasonable efforts to ensure that the systems used by BNYM to provide the Electronic Delivery Mechanism and Proprietary Information are virus-free. BNYM is not liable for any loss or damage resulting from voluntary shutdown of the server or the BNYM Web Sites by BNYM to address computer viruses, denial-of-service messages or other similar problems. BNYM is not responsible for any damage to Client’s computer, software, modem, telephone or other property resulting from Client’s use of the Electronic Delivery Mechanism.

(d) Notwithstanding the foregoing, nothing contained in the EASA shall be deemed to modify or limit any service obligation or liability that BNYM may otherwise have to Client under any other agreement between BNYM and Client.

(e) EXCEPT FOR CLIENT’S INDEMNIFICATION OBLIGATIONS SET FORTH IN CLAUSE (d) OF THE SECTION OF THESE EATCs ENTITLED “INDEMNIFICATION”, IN NO EVENT WILL CLIENT OR ANY AUTHORIZED USER BE LIABLE HEREUNDER TO BNYM, OR ANY THIRD PARTY FOR CONSEQUENTIAL, RELIANCE, EXEMPLARY, INCIDENTAL, SPECIAL, COMPENSATORY, ECONOMIC, PUNITIVE OR INDIRECT DAMAGES EVEN IF CLIENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

Term and Termination

(a) In addition to any termination provision set forth in the EASA or as set forth herein, Client or BNYM may terminate the EASA as Follows:

(1) In the event of any material breach of the EASA, the non-breaching party may terminate the EASA immediately upon written notice to the breaching party if any breach of the EASA remains uncured after thirty (30) days written notice of the breach is sent to the breaching party.

(2) Either BNYM or Client may terminate the EASA in the event the other party (a) files for liquidation, dissolution or bankruptcy, (b) fails to have dismissed a bankruptcy, liquidation or dissolution proceeding that was commenced against it by a third party within ninety (90) days of the filing; or (c) makes an assignment for the benefit of creditors.

(3) BNYM may immediately terminate access through an Authorized User’s user-id and password and may, at its discretion, also terminate access by an Authorized User, without right of cure, in the event of an unauthorized use of an Authorized User’s user-id or password, or where BNYM reasonably believes there is a security risk created by such access.

(4) BNYM may terminate, immediately and without advance notice, and without right of cure, any portion or component of the Electronic Delivery Mechanism, the BNYM Web Sites or Proprietary Information in the event an Information Provider or Third Party Service Provider (i) ceases to provide such portion or component to BNYM or an Affiliate of BNYM or (ii) prohibits BNYM from permitting Client to have access to the Information Provider’s Proprietary Information; provided, however, that if BNYM receives advance notice of termination from the provider of such information, BNYM shall provide advance notice of termination to its Customers affected thereby, but only to the extent reasonably practicable under the circumstances.

(b) Within five (5) business days of receiving or giving notice of termination, Client shall notify all Authorized Users of the effective date of the termination of the EASA, irrespective of whether the termination was initiated by BNYM or Client.

(c) In the event of termination, BNYM will cease providing the Electronic Delivery Mechanism and, where applicable and at BNYM’s request, Client shall return to BNYM any copies of Proprietary Software and any Proprietary Information. The foregoing, however, shall not be construed to require Client to return or destroy Proprietary Information that may be embedded within a report containing Client Data, but the Proprietary Information will continue to be subject to the restrictions set forth herein.

(d) The provisions of this Termination Section shall survive the termination of the EASA.

Limitations of Liability of the Trustee and Shareholders

(a) The parties have signed this EASA as one document, solely for administrative convenience and to avoid a multiplicity of documents. It is understood and agreed by the parties (including each Fund listed in Exhibit A hereto) that (i) this EASA shall constitute a separate agreement between BNYM and each Fund, as if each Fund had executed a separate document naming only itself as the party to such separate agreement, and (ii) no Fund shall have any liability under this EASA for the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other Fund.

(b) It is expressly acknowledged and agreed that the obligations of each Fund hereunder shall not be binding upon any shareholder, trustee, officer, employee or agent of such Fund, personally. This EASA has been duly authorized, executed and delivered by each Fund and neither such authorization, execution or delivery shall be deemed to have been made by any such shareholder, trustee, officer, employee or agent individually or to impose any liability on any of them personally.